Exhibit 99.1

NEWS RELEASE

AFC ENTERPRISES APPOINTS JOHN M. CRANOR and CHERYL A. BACHELDER TO BOARD OF DIRECTORS

Atlanta, Georgia, November 28, 2006 — AFC Enterprises, Inc. (NASDAQ:AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, today announced the appointment of John M. Cranor and Cheryl A. Bachelder to its Board of Directors. Mr. Cranor and Ms. Bachelder will also serve as members of the Board’s Corporate Governance and Compensation Committees.
Mr. Cranor previously served as Chairman, President and Chief Executive Officer of Long John Silver’s Restaurants, Inc., a position he held from 1996-1999. Prior to that, Mr. Cranor was President and Chief Executive Officer of KFC Corporation from 1989-1994. Mr. Cranor has more than 30-years of management experience in the food service and retail industries including senior executive positions with Pepsi-Cola North America, Taco Bell Corporation, Wilson Sporting Goods, and Frito-Lay Company.
Since 2003, Mr. Cranor has served as the President and Chief Executive Officer of the New College Foundation, affiliated with New College of Florida in Sarasota. Mr. Cranor previously served on the Board of Directors for Quick Chek Stores, Inc., Capital Holding, National City Bank, and Providian Financial Corporation. Mr. Cranor holds a Bachelor’s of Arts degree from New College of Florida and a Master’s of Business Administration from Harvard University.
Ms. Bachelder served as the President and Chief Concept Officer of KFC Corporation from 2001-2003. From 1995-2000, Ms. Bachelder was Vice President, Marketing and Product Development for Domino’s Pizza, Inc. She began her career at Procter & Gamble in brand management and rose to leadership roles at The Gillette Company and RJR Nabisco Inc.
Ms. Bachelder currently serves as a member of the True Value Company Board of Directors. She also sits on the Board of Overseers for the Tobias Center for Leadership Excellence at Indiana University. Ms. Bachelder holds a Bachelor’s of Science and a Master’s of Business Administration from the Kelley School at Indiana University.
“John and Cheryl will be great additions to our Board,” said Ken Keymer, Chief Executive Officer and President. “Both of them bring strong leadership skills coupled with excellent operational and marketing experience from the quick-serve restaurant sector and food industry. Their expertise in our quick service sector will be of great benefit to our growth. We look forward to their contributions.”
Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of October 1, 2006, Popeyes had 1,845 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.
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NEWS RELEASE

AFC Contact Information
Investor inquiries:
Cheryl Fletcher, Director, Finance & Investor Relations
(404) 459-4487 or investor.relations@afce.com
Media inquiries:
Alicia Thompson, Vice President, Popeyes Communications & Public Relations
(404) 459-4572 or popeyescommunications@popeyes.com
Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brand are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, the need to continue to improve our internal controls, adverse effects on operations from Hurricane Katrina, the Company’s ability to recover related losses from its insurers and the economic impact on consumer spending in markets affected by Katrina, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2005 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, adverse effects of regulatory actions arising in connection with the restatement of our previously issued financial statements, effects of increased gasoline prices, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2005 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.
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